Exhibit 3.14

ARTICLES OF INCORPORATION

OF

COMMUNICATION MANPOWER, INC.

ARTICLE I

NAME OF CORPORATION: The name of the corporation shall be “Communication Manpower, Inc.”

ARTICLE II

PURPOSES: The nature of the business and the purposes for which the corporation is formed shall be as follows:

(1) To engage in the employee leasing business; and

(2) To transact all lawful business for which corporations may be incorporated under the laws of the State of Florida.

ARTICLE III

PRINCIPAL PLACE OF BUSINESS, REGISTERED OFFICE AND AGENT: The location and mailing address of the initial principal place of business, registered office of the corporation shall be 1006 South Boulevard West, Chipley, Florida 32428, and the initial registered agent at such address shall be Jenee Trawick.

ARTICLE IV

DURATION: The duration of the corporation shall be perpetual unless the corporation is dissolved by law or otherwise terminated.

ARTICLE V

SHARES: The corporation shall be authorized to issue 1,000 common shares having a par value of One Dollar ($1.00) each.

ARTICLES OF INCORPORATION	PAGE -1-

ARTICLE VI

(A) INCORPORATOR: The name and address of the incorporator is as follows:

NAME	ADDRESS
James L. Trawick, Jr.	1006 South Boulevard West Chipley, Florida 32428

(B) DIRECTORS: The initial board of directors shall consist of eight (8) directors, and such number thereafter as may be fixed by the bylaws. The names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders, or until their successors are elected and qualified, are as follows:

NAME	ADDRESS
Brenda T. Hamrick	1006 South Boulevard West Chipley, Florida 32428

P. Carlos Trawick	1006 South Boulevard West Chipley, Florida 32428

Kenneth W. Trawick	1006 South Boulevard West Chipley, Florida 32428

Douglas H. Trawick	1006 South Boulevard West Chipley, Florida 32428

Jenee Trawick	1006 South Boulevard West Chipley, Florida 32428

James L. Trawick, Jr.	1006 South Boulevard West Chipley, Florida 32428

James J. Trawick	1006 South Boulevard West Chipley, Florida 32428

Emma O. Trawick	1006 South Boulevard West Chipley, Florida 32428

ARTICLES OF INCORPORATION	PAGE -2-

IN WITNESS WHEREOF, I, the undersigned, have hereunto set my hand and sent and executed these Articles of Incorporation this the 31 day of January, 1996,

/s/ James L. Trawick, Jr.,
James L. Trawick, Jr.,
Incorporator

Prepared By:

R. Eugene Clenney, Jr., Esq.

JOHNSTON, HINESLEY, FLOWERS & CLENNEY, P.C.

Attorneys At Law

291 North Oates Street (36303)

Post Office Box 2246

Dothan, Alabama 36302

(334)793-1115

ARTICLES OF INCORPORATION	PAGE -3-

Articles of Amendment

to

Articles of Incorporation

of

Communication Manpower, Inc.

(Name of corporation as currently filed with the Florida Dept. of State)

P96000016106

(Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

CMI SERVICES, INC.

(must contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or “Co.”)

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

(continued)

The date of each amendment(s) adoption: November 22, 2004

Effective date if applicable:

            (no more than 90 days after amendment file date)

Adoption of Amendment(s)             (CHECK ONE)

☑	The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by

                                                                      .”

(voting group)

The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 23rd day of November, 2004.

Signature	/s/ Pamela L. Kunkemoeller
(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Pamela L. Kunkemoeller
(Typed or printed name of person signing)

Vice President & Assistant Secretary
(Title of person signing)

FILING FEE: $35